EXHIBIT 8

                    FORM OF REGISTRATION RIGHTS AGREEMENT

                    REGISTRATION RIGHTS AGREEMENT (this
          "Agreement"), dated as of ________, 1994, by and among the parties listed on Schedule I hereto (each a "Purchaser" and collectively the "Purchasers"), the parties listed on Schedule II hereto (each an "Investor" and collectively the "Investors") and SPS Technologies, Inc., a Pennsylvania corporation (the "Company");

                             W I T N E S S E T H:

                    WHEREAS, the Company, the Purchasers and the Investors have entered into a Standby Purchase Agreement, dated as of ________, 1994 (the "Standby Purchase
          Agreement");

                    WHEREAS, in order to induce the Purchasers and the Investors to enter into the Standby Purchase
          Agreement the Company has agreed to provide the registration rights set forth in this Agreement; and

                    WHEREAS, the Standby Purchase Agreement
          requires that the Company, the Purchasers and the Investors enter into this Agreement;

                    NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

                    1.  Certain Definitions.

                    Capitalized terms that are not otherwise defined in this Agreement shall have the meanings ascribed to them in the Standby Purchase Agreement. As used in this Agreement, the following capitalized terms shall have the meanings set forth below:

                         Affiliate.  "Affiliate" shall have the
               meaning ascribed to that term in Rule 12b-2 of the Rules and Regulations under the Exchange Act.

                         Common Stock.  "Common Stock" shall mean
               the common stock, $1.00 par value per share, of the Company.

                         Exchange Act.  "Exchange Act" shall mean
               the Securities Exchange Act of 1934, as amended.

                         Holder.  "Holder" shall mean any
               Purchaser, any Investor, any Affiliate of any Purchaser or Investor and any person to whom Registrable Securities may be transferred by any Purchaser, any Investor or any Affiliate of any Purchaser or Investor.

                         Registrable Securities.  "Registrable
               Securities" shall mean any shares of Common Stock Beneficially Owned by the Holders from time to time (whether currently owned or hereafter acquired), which in the aggregate represent a percentage of the Total Voting Power not in excess of the Percentage Limitation. The term "Registrable Securities" shall also include any securities issued in exchange for (including, without limitation, by way of stock split or in connection with a combination of shares, recapitalization, merger, consolidation or otherwise) or as a dividend on Registrable Securities.

                         Registration Expenses.  "Registration
               Expenses" shall mean all expenses incident to the Company's performance of or compliance with the registration requirements set forth in this Agreement including, without limitation, the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with any registration of Registrable Securities pursuant to this Agreement; (ii) the reasonable fees, disbursements and expenses of one counsel selected by the Holders in connection with any registration of Registrable Securities pursuant to this Agreement; (iii) all expenses in connection with the preparation, printing and filing of the registration statement, any preliminary prospectus or final prospectus, any other offering document and amendments and supplements thereto and the mailing and delivering of copies thereof to any underwriters and dealers; (iv) the cost of printing or producing any agreement(s) among underwriters, underwriting agreement(s), blue sky or legal investment memoranda, selling agreements and any other documents in connection with the offering, sale or delivery of the Registrable Securities pursuant to this Agreement; (v) all expenses in connection with the qualification of the Registrable Securities for offering and sale under state securities laws, including the fees and disbursements of counsel for the underwriter(s) in connection with such qualification and in connection with any blue sky and legal investment surveys; and (vi) any filing fees incident to the registration of Registrable Securities pursuant to this Agreement.

                         SEC.  "SEC" shall mean the United States
               Securities and Exchange Commission.

                         Securities Act.  "Securities Act" shall
               mean the Securities Act of 1933, as amended.

                    2.  Securities Subject to this Agreement.

                    (a) The securities entitled to the benefits of this Agreement are the Registrable Securities.

                    (b)  As to any proposed offer or sale of
          Registrable Securities, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of pursuant to such registration statement or (ii) such securities shall have been transferred or sold to any Person other than a Holder.

                    (c)  Subject to Section 2(b), the demand
          registration rights and the piggyback registration rights provided under Sections 3 and 4 of this Agreement shall terminate upon the earlier to occur of (i) ________, 2002 and (ii) such time as counsel for the Company shall have delivered to the Purchasers and Investors an opinion (which counsel and opinion shall be satisfactory to the Purchasers and Investors) that all of the Registrable Securities Beneficially Owned by the Purchasers, the Investors and their respective Affiliates can be sold without restriction or registration under the Securities Act.

                    3.  Registration Request.

                    (a) From and after _________, 1997 and until the termination of this Agreement, upon the written request for the registration of Registrable Securities by Holders who Beneficially Own 30% or more of the then Registrable Securities, the Company shall use its best efforts to cause the Registrable Securities specified in such request to be registered (a "Demand Registration") as expeditiously as possible under the Securities Act so as to permit the sale thereof in the manner specified in such request and in connection therewith prepare and file, on such appropriate form as the Company in its reasonable discretion shall determine, a registration statement (a "Demand Registration Statement") under the Securities Act to effect such Registration and seek to have such Demand Registration Statement become effective as promptly as practicable; provided, however, that each such request shall (i) specify the number of shares of Registrable Securities intended to be offered and sold,
          (ii) express the present intention of the Holders to offer or cause the offering of such Registrable Securities for sale, (iii) describe the nature or method of the proposed offer and sale thereof and (iv) contain an undertaking by the Holders to provide all such information and materials and to take all such action as may be required in order to permit the Company to comply with all applicable requirements of the SEC and to obtain any desired acceleration of the effective date of such Demand Registration Statement and; provided, further, that no such request shall be for the registration of Registrable Securities having a market value that is less than $5,000,000 at the time of such request.

                    (b)  Upon any Demand Registration Statement
          becoming effective pursuant to this Section 3, the Company shall use its best efforts to keep such Demand Registration Statement current and effective for such period of time as shall be necessary to effect the distribution of Registrable Securities in the manner specified by the Holders in the notice delivered to the Company pursuant to Section 3(a); provided, however, that such period shall not exceed nine months with respect to a shelf registration or six months with respect to any other registration.

                    (c)  Notwithstanding the foregoing:

                         (i) the Company shall be entitled to
               postpone for a reasonable period of time the filing of any Demand Registration Statement otherwise required to be prepared and filed by it (A) if the Company would be required to disclose in such Demand Registration Statement the existence of any fact relating to a material business transaction not otherwise required to be disclosed or (B) if a registration at the time and on the terms requested would materially adversely affect any proposed equity financing by the Company that had been contemplated by the Company prior to receipt of notice delivered to the Company pursuant to Section 3(a); provided, however, that in no event may the Company delay the filing of a Demand Registration Statement for more than 90 days; and

                         (ii) the Company shall not be obligated to
               file a Demand Registration Statement pursuant to this Section 3 during the 180-day period following the effective date of any other registration statement filed by the Company in connection with an underwritten primary or a secondary offering of its securities.

                    (d)  The obligation of the Company to effect
          Demand Registrations in accordance with this Section 3 shall expire after two separate Demand Registration Statements shall have become effective pursuant to this Agreement. A Demand Registration Statement shall not be deemed to have become effective for purposes of the preceding sentence:

                              (i)  if, after a Demand Registration
               Statement has become effective such Demand
               Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental authority for any reason other than an act or omission of the Holders requesting such registration; or

                              (ii) if the Company voluntarily takes
               any action that would result in the Holders not being able to sell the Registrable Securities covered by such Demand Registration Statement during the period specified in Section 3(b).

                    (e) If the Company files a Demand Registration Statement pursuant to this Section 3 for an underwritten offering, the Company shall be entitled to include in such Demand Registration Statement, as a part of such underwritten offering, additional shares of Common Stock to be sold for the account of the Company or for any other Person(s), on the same terms and conditions as the shares of Common Stock being sold by the Holders; provided, however, that if the managing underwriters(s) of such offering advises in writing that in their opinion the inclusion in such Demand Registration Statement of all Common Stock proposed to be included by the Company and such other Person(s) would result in a total number of shares of Common Stock in excess of the number of shares of Common Stock which can be sold in such offering or would substantially affect the price that the Holders could otherwise obtain in such offering, then the number of shares of Common Stock to be included in such Demand Registration Statement for the account of the Company or such other Persons(s) shall be reduced to such number that the managing underwriter(s) advise could be included in such underwriting without interfering with the successful marketing and pricing of the Registrable Securities proposed to be sold by the Holders.

                    (f) the Company shall pay all Registration
          Expenses incurred in connection with any Demand Registration effected pursuant to this Section 3. The Holders shall pay all underwriting discounts and commissions attributable to the Registrable Securities sold by the Holders pursuant to Demand Registration Statement and the fees and expenses of any advisor(s) other than the one counsel whose fees and expenses are expressly included in the Registration Expenses.

                    4.  Incidental Registration.

                    (a)  If the Company at any time proposes to
          register any of its securities ("Other Securities") under the Securities Act (other than a registration on Form S-4 or S-8 or an S-3 registration statement which relates solely to a dividend reinvestment plan or employee purchase plan), whether or not for sale for its own account, it will each such time give written notice to the Holders of its intention to do so at least 30 days prior to the anticipated filing date of the registration statement relating to such registration. Such notice shall offer the Holders the opportunity to include in such registration statement (a "Piggyback Registration Statement") such number of Registrable Securities as the Holders may request. Upon the written request of the Holders made within 10 days after the receipt of the Company's notice (which request shall specify the number of Registrable Securities intended to be disposed of and the intended method of disposition thereof), the Company will use its best efforts to effect, in connection with the registration of the Other Securities, the registration (a "Piggyback Registration") under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holders, to the extent required to permit the disposition (in accordance with such intended method or methods thereof as aforesaid) of the Registrable Securities to be so registered; provided, that if at any time after giving such written notice of its intention to register any Other Securities and prior to the effective date of the Piggyback Registration Statement, the Company shall determine for any reason not to register the Other Securities, the Company may, at its election, give written notice of such determination to the Holders and thereupon the Company shall be relieved of its obligation to register such Registrable Securities in connection with the registration of such Other Securities (but not from its obligation to pay Registration Expenses to the extent incurred in connection therewith as provided in
          Section 4(f) or its obligation to effect subsequent Piggyback Registrations pursuant to this Section 4).

                    (b)  If a Piggyback Registration is to be:

                         (i) an underwritten primary registration
               on behalf of the Company, and the managing underwriter(s) advise the Company in writing that in their opinion the total number of securities requested to be included in such registration would exceed the number of securities which can be sold in such offering or would substantially affect the price that the Company could otherwise obtain in such offering, the Company shall include in such registration: (l) first, up to the full number of securities the Company proposes to sell, (2) second, up to the full number of securities that the Holders propose to sell and (3) third, up to the full number of securities that the managing underwriter(s) advise can be so sold, allocated pro rata among the holders of Other Securities (other than the securities sold by the Company) (the "Other Holders") who have also requested registration on the basis of the number of securities requested to be included therein by such Other Holders; or

                         (ii) an underwritten secondary
               registration on behalf of a holder of Common Stock demanding registration (an "Initiating Holder"), and the managing underwriter(s) advise the Company in writing that in their opinion the total number of securities requested to be included in such registration would exceed the number of securities which can be sold in such offering or would substantially affect the price that the Initiating Holder could otherwise obtain in such offering, the Company shall include in such registration: (l) first, up to the full number of Other Securities the Initiating Holder proposes to sell, (2) second, up to the full number of securities that the Holders propose to sell and (3) third, up to the full number of securities that the managing underwriter(s) advise can be so sold, allocated pro rata among the Company and any Other Holders (other than the Initiating Holder) who have also requested registration on the basis of the number of securities requested to be included therein by the Company and such Other Holders.

                    (c)  The Company shall not be required to
          effect any Piggyback Registration under this Section 4 incidental to the registration of any of its securities in connection with dividend reinvestment plans or stock option or other employee benefit plans.

                    (d) No Piggyback Registration effected under this Section 4 shall relieve the Company of its obligation to effect Demand Registrations pursuant to
          Section 3.

                    (e)  The Company shall pay all Registration
          Expenses in connection with any Piggyback Registration effected pursuant to this Section 4. The Holders shall pay all underwriting discounts or commissions attributable to the Registrable Securities sold by the Holders pursuant to Piggyback Registration Statement and the fees and expenses of any advisor(s) other than the one counsel whose fees and expenses are expressly included in the Registration Expenses.

                    5.  Registration Procedures.

                    (a) In connection with any offering of
          Registrable Securities pursuant to this Agreement, the Company (i) shall furnish to the Holders without charge such number of copies of any prospectus (including any preliminary prospectus) and prospectus supplement as they may reasonably request in order to effect the offering and sale of the Registrable Securities to be offered and sold, but only while the Company shall be required under the provisions hereof to cause the registration statement to remain current and effective, and (ii) take such action as shall be necessary to qualify the Registrable Securities covered by such registration statement under such blue sky or other state securities laws as the Holders shall request; provided, however, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it shall not be then qualified or to file any general consent to service of process.

                    (b) If requested, the Company shall enter into an underwriting agreement with an investment banking firm selected by the Company (and reasonably satisfactory to the Holders) in connection with a Piggyback Registration, or with a nationally recognized investment banking firm selected by the Holders (and reasonably acceptable to the Company) in connection with a Demand Registration. In either case, such underwriting agreement shall contain such representations, warranties, indemnities and agreements as are then customarily included in underwriting agreements with relating to secondary public offerings.

                    (c)  In connection with any offering of
          Registrable Securities registered pursuant to this Agreement, the Company shall (i) furnish the Holders, at the Company's expense, with unlegended certificates representing ownership of the Registrable Securities which are sold in such offering in such denominations as the Holders shall request and (ii) instruct the transfer agent and registrar of the Common Stock to release any stop transfer orders with respect to the Registrable Securities so sold.

                    (d)  In connection with the Company's
          obligations pursuant to Sections 3 and 4 hereof, the Company will:

                         (i)  before filing a registration
               statement or prospectus or any amendments or supplements thereto, furnish to counsel for the Holders, copies of all such documents proposed to be filed, which documents will be subject to such counsel's review and comments;

                         (ii)  cause the prospectus to be
               supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act;

                         (iii)  notify each Holder of Registrable
               Shares covered by the registration statement promptly: (A) when the prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to the registration statement or any post-effective amendment, when the same has become effective; (B) of any request by the SEC for any amendments or supplements to the registration statement or the prospectus or for additional information; (C) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose; (D) if, at any time prior to the closing contemplated by an underwriting agreement entered into in connection with such registration statement, that the representations and warranties of the Company contemplated by Section 5(b) above cease to be true and correct; (E) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and
               (F) of the happening of any event which makes any statement made in the registration statement, the prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the registration statement, the prospectus or any document incorporated therein by reference in order to make the statements therein not misleading;

                         (iv)  make every reasonable effort to
               obtain the withdrawal of any order suspending the effectiveness of the registration statement;

                         (v)  furnish to each Holder of Registrable
               Securities covered by the registration statement, without any additional charge, one manually signed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

                         (vi)  upon the occurrence of any event
               contemplated by paragraph (d)(iii)(F) above, prepare a supplement or post-effective amendment to the registration statement, the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

                         (vii)  cause all Registrable Securities
               covered by the registration statement to be listed on each securities exchange on which similar securities issued by the Company are then listed if requested by the Holders thereof or the managing underwriter(s), if any;

                         (viii)(A) obtain opinions of counsel to
               the Company and updates thereof addressed to the Holders and the underwriter(s), if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by the Holder and the underwriter(s), if any; and (B) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the Holders and the underwriter(s), if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by accountants in connection with underwritten offerings. The above shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder;

                         (ix)  make available for inspection, in
               connection with the preparation of a registration statement pursuant to this Agreement, by a representative of the Holders of Registrable Securities covered by the registration statement, and any attorney or accountant retained by such Holders, all financial and other records and pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, attorney or accountant; provided that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such persons unless disclosure of such records, information or documents is required by court or administrative order; and

                         (x)  otherwise use its best efforts to
               comply with all applicable rules and regulations of the SEC.

                    6.  Indemnification and Contribution.

                    (a)  In the case of each offering effected
          pursuant to this Agreement, the Company agrees to indemnify and hold the Holders, the underwriter(s), and each person who controls any of the foregoing within the meaning of Section 15 of the Securities Act, harmless against any and all losses, claims, damages or liabilities (collectively, "Losses") to which they or any of them may become subject under the Securities Act or any other statute or common law or otherwise, and to reimburse them for any reasonable legal or other expenses incurred by them in connection with investigating any claims and defending any actions, insofar as any such Losses shall arise out of or shall be based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement relating to the sale of such Registrable Securities, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus (as amended or supplemented if the Company shall have filed with the SEC any amendment thereof or supplement thereof), if used prior to the effective date of such registration statement, or contained in the prospectus (as amended or supplemented if the Company shall have filed with the SEC any amendment thereof or supplement thereof, including the information deemed part of such registration statement pursuant to Rule 430A), if used within the period during which the Company shall be required to keep the registration statement to which such prospectus relates current and effective pursuant to the terms of this Agreement, or the omission or alleged omission to state therein (if so used) a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the indemnification agreement contained in this Section 6(a) shall not apply to Losses which arise out of or are based upon any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission shall have been made in reliance upon and in conformity with information furnished in writing to the Company by the Holders specifically for use in connection with the preparation of the registration statement or any preliminary prospectus or prospectus contained in the registration statement or any such amendment thereof or supplement thereto.

                    (b)  In the case of each offering effected
          pursuant to this Agreement, the Holders and underwriter(s) shall agree, severally, in the same manner and to the same extent as set forth in Section 6(a) to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of
          Section 15 of the Securities Act, its directors and those officers of the Company who shall have signed any such registration statement, for Losses arising out of any statement in or omission from such registration statement or any preliminary prospectus (as amended or as supplemented, if amended or supplemented as aforesaid) or prospectus contained in such registration statement (as amended or as supplemented, if amended or supplemented as aforesaid), if such statement or omission shall have been made in reliance upon and in conformity with information furnished in writing to the Company by the Holders or the underwriter(s), as the case may be, specifically for use in connection with the preparation of such registration statement or any preliminary prospectus or prospectus contained in such registration statement or any such amendment thereof or supplement thereto; provided, however, that with respect to any statement or omission made in any preliminary prospectus, the indemnity agreement contained in this Section 6(b) shall not apply with respect to the Holders to the extent that any such Losses arise out of or are based upon the fact that a current copy of the prospectus was not sent or given to a person asserting such Losses at or prior to the written confirmation of the sale of the Registrable Securities if such current copy of the prospectus would have cured the defect giving rise to such Losses.

                    (c) Each party indemnified under Sections 6(a) or 6(b) shall, promptly after receipt of notice of any claim against, or the commencement of any action against, such indemnified party in respect of which indemnity may be sought, notify the indemnifying party in writing of the commencement thereof. The omission of any indemnified party to so notify an indemnifying party of any such action shall not relieve the indemnifying party from any liability in respect of such action which it may have to such indemnified party on account of the indemnity agreement in Section 6(a) or 6(b), unless and to the extent the indemnifying party was prejudiced by such omission, and in no event shall relieve the indemnifying party from any other liability which it may have to such indemnified party. In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under Sections 6(a) or 6(b) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigations; provided, however, that the indemnifying party shall not be entitled to assume the defense of the indemnified party if in the reasonable judgment of such indemnified party based on advice of counsel, a conflict of interest may exist between such indemnified party and any other indemnified parties with respect to such claim.

                    (d)  The Company, the Holders and the
          underwriter(s) shall also agree that if and to the extent that the indemnification provided under Sections 6(a) or 6(b) shall be held unenforceable, the Company, the Holders and the underwriter(s) shall contribute to the aggregate Losses arising in connection with any offering effected pursuant to this Agreement in such proportion as is appropriate to reflect the relative benefits to and the relative fault of the Company, the Holders and the underwriter(s) as well as any other relevant equitable considerations. The relative fault of a party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party and each party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not also guilty of such fraudulent misrepresentation.

                    (e) No Holder shall be liable for
          indemnification or contribution under this Section 6 in an aggregate amount that exceeds the net proceeds received by such Holder and its Affiliates in connection with an offering effected pursuant to this Agreement.

                    7.  Miscellaneous.

                    (a) Restrictions on Public Sale by the Company. The Company covenants and agrees that (i) it shall not effect any public sale or distribution of any securities similar to those being registered pursuant to this agreement, or any securities convertible into or exchangeable or exercisable for such securities (except pursuant to a registration statement on Form S-4 or S-8) during the thirty (30) days prior to, and during the one-hundred eighty (180) day period beginning on, the effective date of any registration statement relating to the Registrable Securities or the commencement of a public distribution of Registrable Securities pursuant to such registration statement, and (ii) that any agreement entered into after the date hereof pursuant to which the Company agrees to issue any privately placed securities shall contain a provision under which holders of such securities agree not to effect any public sale or distribution of any such securities during the period described in clause (i) above (except as part of the registration referred to in such clause (i), if permitted), including any sales pursuant to Rule 144 under the Securities Act.

                    (b) Registration Rights. The Company covenants and agrees that, prior to __________, 2002, it will not grant registration rights to any other person unless the Holders shall be entitled to have included in any registration effected pursuant to Section 4 of this Agreement all Registrable Securities requested by them to be so included pro rata with the inclusion of any securities requested to be registered by such person pursuant to incidental registration rights so granted.

                    (c) Adjustments Affecting Registrable
          Securities. The Company will not take any action, or permit any change to occur, with respect to the Registrable Securities which would adversely affect the ability of the Holders to include Registrable Securities in a registration effected pursuant to this Agreement.

                    (d) Governing Law and Severability.  This
          Agreement shall be governed by the laws of the Commonwealth of Pennsylvania without giving effect to conflicts of law principles thereof. If any provision of this Agreement shall be declared invalid or unenforceable by a court of competent jurisdiction, the remaining provisions hereof shall remain valid and shall continue in effect.

                    (e)  Binding Effect on Successor.  This
          Agreement shall be binding upon and inure to the benefit of the Company, the Purchasers, the Investors and their respective successors and assigns (including successors resulting from any merger, consolidation, reorganization or transfer of assets).

                    (f) Specific Performance. The Purchasers, the Investors and the Company acknowledge and agree that irreparable injury would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that such injury would not be compensable in damages. The parties agree that they shall be entitled to specific enforcement of, and injunctive relief to prevent, any violation of the terms hereof, and no party will take action, directly or indirectly, in opposition to another party seeking such relief on the grounds that any other remedy or relief is available at law or in equity. The parties further agree that no bond shall be required as a condition to the granting of such relief.

                    (g) No Waiver. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on any one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

                    (h)  Entire Agreement; Amendments.  This
          Agreement, together with the Standby Purchase Agreement, contains the entire understanding of the parties with respect to the subject matter hereof and thereof. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings other than those expressly set forth herein or therein. This Agreement may be amended only by a written instrument duly executed by the parties or their respective successors or assigns.

                    (i) Headings. The section headings contained in the Agreement are for reference purposes only and shall not effect in any way the meaning or interpretation of this Agreement.

                    (j) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given in the manner specified in the Standby Purchase Agreement.

                    (k) Further Assurances. From time to time on and after the date hereof, the Company, the Purchasers and the Investors shall deliver or cause to be delivered such further documents and instruments and shall do and cause to be done such further acts as shall be reasonably required to carry out the provisions and purposes of this Agreement.

                    (l)  Counterparts.  This Agreement may be
          executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be deemed one and the same Agreement.

                    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                        SPS TECHNOLOGIES, INC.

                                        By:__________________________
                                           Name:
                                           Title:

                                        PURCHASERS:

                                        _____________________________

                                        INVESTORS:

                                        _____________________________